Exhibit 99.1

Longeveron Provides Corporate Update and Announces 2023 Strategic Priorities and Anticipated Milestones

– Expects to enroll first patient in Phase 2

clinical trial of Lomecel-B™ for Aging-Related Frailty in Japan in 1Q23 –

– Extended cash runway into 2H24 –

Miami, Florida – January 6, 2023— Longeveron Inc. (NASDAQ: LGVN) (“Longeveron” or “Company”), a clinical stage biotechnology company developing regenerative medicines for unmet medical needs, today provided a corporate update highlighting the Company’s strategic priorities and anticipated milestones for 2023.

“This past year Longeveron made robust progress advancing our lead investigational product Lomecel-BTM in multiple indications, achieving key regulatory and clinical development milestones across our programs,” said Chris Min, M.D., Ph.D., Longeveron’s Interim Chief Executive Officer and Chief Medical Officer. “In the first quarter, we look forward to enrolling the first patient in our Phase 2 Aging-Related Frailty trial in Japan, where we believe we are in a strong position to help deliver a much-needed therapy to the country’s aging population. In 2023, we will focus our Aging-Related Frailty efforts in Japan, while continuing to build on our progress in HLHS and Alzheimer’s Disease. Additionally, we have extended our cash runway into the second half of 2024, placing us in a strong position to execute on our corporate objectives.”

2023 Pipeline Updates and Anticipated Milestones

•	Hypoplastic Left Heart Syndrome (HLHS): The ELPIS II trial continues to enroll at 7 clinical sites.

o	ELPIS II is a Phase 2a clinical trial intended to evaluate the safety and efficacy of intramyocardial injection of Lomecel-BTM in infants with HLHS who are undergoing Stage II reconstructive cardiac surgery.

o	Lomecel-BTM for HLHS has received Fast Track, Rare Pediatric Disease, and Orphan Drug Designations from the U.S. Food and Drug Administration (FDA). Longeveron expects to publish the full data from the Phase 1 ELPIS I trial in a peer-reviewed publication in 1Q23. Top-line data from ELPIS I were previously announced in 2021.

•	Aging-Related Frailty: Longeveron expects to enroll the first patient in the Company’s Phase 2 clinical trial of Lomecel-BTM for Aging-Related Frailty in Japan.

o	The Phase 2 clinical trial is a 3-arm, parallel design, randomized (1:1:1), placebo-controlled, double-blind single-infusion study of two different dose levels of Lomecel- BTM. The primary objective of the study is to evaluate the safety of Lomecel-BTM as a treatment for Aging-Related Frailty. The trial is expected to enroll 45 patients. The Phase 2 trial is being conducted in partnership with the National Center for Geriatrics & Gerontology (NCGG; Nagoya) and Juntendo University Hospital (Tokyo) and the clinical sites have been activated and patients are being screened for participation.

o	After consultation with the United States Food and Drug Administration (FDA), Longeveron may advance a parallel program in the United States. In the near-term, Longeveron is focusing its Aging-Related Frailty resources on clinical development in Japan.

•	Alzheimer’s Disease: In November 2022, Longeveron announced the completion of enrollment in a Phase 2a trial of Lomecel-BTM in patients with mild Alzheimer’s Disease (AD). Longeveron expects to release topline data from the Phase 2a trial in early 2024.

o	The Phase 2a trial is a clinical trial of Lomecel-BTM designed to evaluate the safety of single and multiple infusions of two different dose levels compared to placebo in patients with mild AD.

Financial Guidance

•	Longeveron ended 2022 with approximately $20 million in cash, cash equivalents and investments, which the Company believes is sufficient to fund its anticipated expenses and capital expenditure requirements into the second half of 2024.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is Lomecel-B™, an allogeneic medicinal signaling cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Lomecel-B™ has multiple mechanisms of action encompassing pro-vascular, pro-regenerative, and anti-inflammatory, promoting tissue repair and healing with broad potential applications across a spectrum of disease areas. Longeveron is advancing Lomecel-B™ through clinical trials in three indications: Hypoplastic Left Heart Syndrome (HLHS), Alzheimer’s Disease, and Aging-Related Frailty. Additional information about the Company is available at www.longeveron.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, statements about the ability of Longeveron’s clinical trials to demonstrate safety and efficacy of the Company’s product candidates, and other positive results; the timing and focus of the Company’s ongoing and future preclinical studies and clinical trials and the reporting of data from those studies and trials; the size of the market opportunity for the Company’s product candidates, including its estimates of the number of patients who suffer from the diseases being targeted; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of the Company’s product candidates; the Company’s ability to obtain and maintain regulatory approval of its product candidates; the Company’s plans relating to the further development of its product candidates, including additional disease states or indications it may pursue; existing regulations and regulatory developments in the U.S., Japan and other jurisdictions; the Company’s plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and its ability to avoid infringing the intellectual property rights of others; the need to hire additional personnel and the Company’s ability to attract and retain such personnel; the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; the Company’s need to raise additional capital, and the difficulties it may face in obtaining access to capital, and the dilutive impact it may have on its investors; the Company’s financial performance, and the period over which it estimates its existing cash and cash equivalents will be sufficient to fund its future operating expenses and capital expenditures requirements. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Stern IR, Inc.

212-698-8700

longeveron@sternir.com

Source: Longeveron Inc